July 1, 1996



Mr. Marc Rowland
Chief Financial Officer
Chesapeake Energy Corporation
P.O. Box 18496
Oklahoma City, Oklahoma 73154

Dear Mr. Rowland:

This is to confirm that the client-auditor relationship between Chesapeake Energy Corporation (Commission File Number 1-13726) and Price Waterhouse LLP has ceased.

Yours very truly,


PRICE WATERHOUSE LLP

Price Waterhouse LLP



cc:  Chief Accountant
     SECPS Letter File, Mail Stop 9-5
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, DC 20549